UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2012

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard

Third Floor

Woodland Hills, California

91367

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of ImmunoCellular Therapeutics, Ltd. (the “Company”) held on August 24, 2012, the Company’s stockholders voted on (i) the election of five directors (Proposal I), and (ii) the ratification of the appointment of Marcum LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal II). The results of the votes are set forth below:

Proposal I – The stockholders voted in favor of the election of each of the five nominated individuals to serve as directors until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard Chin, M.D.	10,369,251	331,590	22,255,231
Richard A. Cowell	9,618,065	1,082,776	22,255,231
Helen S. Kim	10,339,253	361,588	22,255,231
Rahul Singhvi, Sc.D.	9,538,505	1,162,336	22,255,231
John Yu, M.D.	10,445,430	255,411	22,255,231

Proposal II – The stockholders voted in favor of the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 as follows:

Votes For	Votes Against	Abstain
30,962,917	1,735,935	257,220

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2012	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ John Yu
John Yu, M.D.
Interim Chief Executive Officer